UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

SECOND SIGHT MEDICAL PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

California	001-36747	02-0692322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	13170 Telfair Ave Sylmar, California	91342
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 833-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Warrants	EYES EYESW	Nasdaq Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

           Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

Announcement of Underwritten Public Offering

On June 22, 2021, Second Sight Medical Products, Inc, (the “Company”) issued a press release announcing that it intends to offer to sell shares of its common stock in an underwritten public offering pursuant to a shelf registration statement on Form S-3 (File No. 333-256904), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 8, 2021 and declared effective on June 14, 2021.

All of the shares of common stock are to be sold by the Company. The offering is subject to market conditions and the press release recited that no assurance could be given as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Pricing of Underwritten Public Offering Press Release

On June 22, 2021, Second Sight Medical Products, Inc, (the “Company”) issued a further press release announcing the pricing of its underwritten public offering of 10,000,000 shares of its common stock at a public offering price of $5.00 per share, pursuant to a shelf registration statement on Form S-3 (File No. 333-256904), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 8, 2021 and declared effective on June 14, 2021.The offering will yield gross proceeds to the Company of $50 million ($57.5 million if overallotment option described below is fully exercised by the underwriter) before deducting underwriting discounts, commissions and other offering expenses,

The Company has granted the underwriters a 45-day option to purchase up to an additional 1,500,000 shares of common stock, solely to cover over-allotments. All of the shares of common stock are being offered by the Company.

The offering is expected to close on June 25, 2021, subject to satisfaction of customary closing conditions. ThinkEquity, a division of Fordham Financial Management, Inc., is acting as sole book-running manager for the offering. The Company intends to use the net proceeds from the offering primarily for development of the Orion device and general corporate purposes.

Copies of press releases entitled “Second Sight Medical Products Announces Proposed Public Offering of Common Stock” and “Second Sight Medical Products Announces Pricing of Public Offering” are attached respectively as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

*  *  *

Non-Solicitation

The press releases attached to this Report do not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions. The press releases attached to this Report also do not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release entitled “Second Sight Medical Products Announces Proposed Public Offering of Common Stock”

99.2	Press Release entitled “Second Sight Medical Products Announces Pricing of Public Offering”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECOND SIGHT MEDICAL PRODUCTS, INC.

Date: June 23, 2021	By:	/s/ Scott Dunbar
Scott Dunbar
Acting Chief Executive Officer